UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2007

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2007, James R. Gordon, age 41, joined the Company as its chief financial officer. A Form 8-K dated March 20, 2007 was filed disclosing certain compensation-related matters, including Mr. Gordon’s employment agreement. At the Company’s Board meeting on May 7, 2007, the Company awarded Mr. Gordon options to purchase 15,000 shares of stock, which will be documented under the Company’s standard form of award agreement associated with its Third Amended and Restated Stock Option Plan. The Company also granted Mr. Gordon 2,666 service-based and 8,000 performance-based shares of restricted stock for the 2006 – 2008 period under the Company’s Long Term Incentive Plan. This grant will be documented under the Company’s standard form of award agreement associated with its 2006 – 2008 LTIP program. These awards were made in connection with Mr. Gordon joining the Company and as contemplated in his offer of employment.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

/s/   William P. Crawford, Jr.

May 10, 2007

William P. Crawford, Jr.

Executive Vice President and General Counsel

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